SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2006

CYBER MERCHANTS EXCHANGE, INC.
(Exact name of registrant as specified in Charter)

California	001-15643	95-4597370
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5th Floor, QPL Industrial Building, 126-140 Texaco Road,
Tsuen Wan, Hong Kong
(Address of Principal Executive Offices)

(852) 2944-9905
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “Cyber” or the “Registrant” refer to Cyber Merchants Exchange, Inc., a California corporation.

PREFACE:

This Current Report on Form 8-K is being filed concurrently with and is in connection with the other Current Report on Form 8-K filed on this same date which more completely describes the closing of Cyber’s share exchange transaction (the “Exchange”) pursuant to the Exchange Agreement dated July 7, 2006 that was executed by Cyber with KI Equity Partners II, LLC, a Delaware limited liability company (“KI Equity”), Prime Fortune Enterprises Limited, an international business company incorporated in the British Virgin Islands ("Prime"), the equity owners of Prime, which consist of Prime Corporate Developments Limited (“Prime Corporate”), Kwok Chung and Lui Sau Wan (collectively, the “Prime Shareholders”) and Hamptons Investment Group Ltd. (“HIG”), and as amended on August 14, 2006 by the First Amendment to the Exchange Agreement (the “Amendment”) executed by Cyber with KI Equity, Prime, the Prime Shareholders, HIG, Infosmart Group Limited (“Infosmart”), and each of the equity owners of Infosmart. Pursuant to the Exchange Agreement and the Amendment, Cyber acquired all of the Infosmart Shares from the Infosmart Shareholders, and the Infosmart Shareholders transferred and contributed all of their Infosmart Shares to Cyber. In exchange, Cyber issued to the Infosmart Shareholders 1,000,000 shares of Series A Preferred Shares, which shall be convertible into 116,721,360 shares of Cyber’s common stock. The closing of the transactions (the “Closing”) contemplated by the Exchange Agreement and the First Amendment to the Exchange Agreement and for the Financing described below occurred on August 16, 2006 (the “Closing Date”). Following the Closing Date, Infosmart became a wholly owned subsidiary of Cyber. Reference is made to Item 1.01 and 2.01 of the other Current Report on Form 8-K filed concurrently with this Form 8-K, which disclosures regarding the Exchange are incorporated herein by reference.

The consummation of the Exchange was contingent on a minimum of $7,000,000 (or such lesser amount as mutually agreed to by Registrant and the placement agent) being subscribed for, and funded into escrow, by certain accredited and institutional investors (“Investors”) for the purchase of shares of Series B Convertible Preferred Stock (“Series B Preferred Shares”) of Cyber promptly after the closing of the Exchange under terms and conditions approved by Cyber’s board of directors immediately following the Exchange (the “Financing”). Immediately following the Closing Date, we received gross proceeds of approximately $7.65 million in connection with the Financing from the Investors. Pursuant to Subscription Agreements entered into with these Investors, we sold 1,092,857.143 shares of our Series B Preferred Stock at a price per share of $7.00. Each share of Series B Preferred Stock will be convertible into shares of our common stock. The closing of the transactions contemplated by the Financing occurred on August 16, 2006. Reference is made to Item 2.01 of the Current Report on Form 8-K filed concurrently with this Form 8-K for a more complete description of the Financing, which disclosures therein are also incorporated herein by reference.

The events and transactions described in the Items below are in connection with the Closing of the Exchange and the Financing. This Form 8-K Current Report is being filed separately because the number of “Items” that can be filed in one Current Report on Form 8-K is nine (9) and the Company will exceed the limit if it includes the Items below in the other Form 8-K Current Report that the Company is filing concurrently with this Form 8-K.

Item 4.01 Change in Registrant’s Certifying Accountant

Cyber has informed Corbin & Company, LLP ("Corbin"), its independent registered public accounting firm, that Cyber has dismissed Corbin and has engaged a new independent registered public accounting firm. The new independent registered public accounting firm is PKF Hong Kong (“PKF”). Pursuant to Item 304(a) Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Company reports as follows:

(a)	(i)	Cyber dismissed Corbin as its independent registered public accounting firm effective on August 22, 2006.

(ii)
During the period August 25, 2005 (inception) to May 31, 2006, Cyber's financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern in the audit report for the period August 25, 2005 (inception) to May 31, 2006.

(iii)	The dismissal of Corbin and engagement of PKF was approved by the Corporation's Board of Directors.

(iv)
Cyber and Corbin did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the period from August 25, 2005 (inception) to May 31, 2006 and subsequent interim period from May 31, 2006 through the date of dismissal.

(v)	During Cyber's fiscal year ended May 31, 2006, prior to the dismissal of Corbin, Cyber did not experience any reportable events.

(b)	On August 16, 2006, Cyber engaged PKF of Hong Kong, to be Cyber's independent registered public accounting firm.

(i)
Prior to engaging PKF, Cyber had not consulted PKF regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on Cyber’s financial statements or a reportable event, nor did Cyber consult with PKF regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

(ii)	Cyber did not have any disagreements with Corbin and therefore did not discuss any past disagreements with Corbin.

(c)
The Registrant has requested Corbin to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Registrant regarding Corbin. Attached hereto as Exhibit 16 is a copy of Corbin's letter to the SEC dated August 22, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosures set forth under Item 2.01 of the other Current Report on Form 8-K filed concurrently with this Form 8-K, which disclosures regarding the resignation and appointment of the directors and officers described below in connection with the Exchange and Financing transactions are incorporated herein by reference.

(a)   Resignation of Directors

Effective August 16, 2006, Margie L. Blackwell, Luca Toscani, Jeff L. Andrews and Kevin R. Keating resigned as members of the Company’s board of directors of the Company. There were no disagreements between these directors and the Company or any officer or director of the Company.

(b)   Resignation of Officers

Effective August 16, 2006, Kevin R. Keating resigned as the President, Treasurer and Secretary of the Company.

(c)   Appointment of Directors

Effective August 16, 2006, the following persons were appointed as members of the Board of Directors:

•     Kwok Chung (“Andy Kwok”), Infosmart’s current Chief Executive Officer
•     Sze Po Nei (“Pauline Sze”), Infosmart’s current Chief Financial Officer
•     Andrew Chung Yuen Chang (“Andrew Chang”), a director of Infosmart
•     Godwin Wong, an independent director designated by KI Equity.

The business background descriptions of the newly appointed directors are as follows:

Kwok Chung, Chief Executive Officer, President and Director, has over 12 years experience in the optical storage media industry. In 1993, he began his international sales career with a subsidiary of Sonopress AG, one of the world’s top three pre-recorded CD/DVD manufacturers, and gained significant experience of the dynamics of storage media markets around the world. In 1997, Mr. Kwok co-founded Mega Winner (HK), Ltd. (“Mega Winner”), a leading CD manufacturer, before spotting the DVDR market opportunity and co-founding Infosmart in 2002. He served as Chairman of the Hong Kong Optical Disc Manufacturing and Technology Association from 2000 to 2002. He received his Bachelor of Mathematics degree from the Chinese University of Hong Kong.

Sze Po Nei, Chief Financial Officer, Treasurer, Secretary, and Director, co-founded Infosmart in 2002 and oversees its finance, human resources, accounting, purchasing and shipping departments. Before joining Infosmart, she worked with Wing Shing Cassette Manufacturing Co. Ltd. between 1996 and 1998 and witnessed the evolution of media production from cassette to VCD to DVDR. She established her own company, Mega Century, with her spouse in 1998 to produce VCDs. Ms. Sze’s relationship with and ownership in Mega Century were completely terminated in February 2005. Ms. Sze received her degree in Business Administration from the British Columbian Institute of Technology in Canada. Ms. Sze is the wife of Mr. Wong Hiu Ming (“Tony Wong”), who is a non-executive member of the Board of Directors of Infosmart and its subsidiaries Info Smart International Enterprises Limited (“IS International”), Info Smart Technology Limited (“IS Technology”), and Infoscience Media Limited (“IS Media”).

Andrew Chung Yuen Chang, Chairman of the Board of Directors, is a seasoned entrepreneur. In 1995, he founded Hang Tat International (HK) Ltd., a telecommunication devices manufacturing business, which today employs 1,400 workers and has revenues of $15 million. Hang Tat International (HK) Ltd. exports most of its output to the U.S. and its major customers include Family Dollar, Best Buy, Circuit City, Southern Telecom and jWIN Electronics. Mr. Chang holds a Master of Economics degree from the University of Macquaire, Australia and a Bachelor of Commerce degree majoring in accounting from the University of New South Wales, Australia. Mr. Chang is the cousin of Mr. Tony Wong, one of Infosmart’s non-executive directors and the husband of Ms. Sze Po Nei.

Godwin Wong, Director, has been on the faculty of the Haas School of Business at the University of California, Berkeley for twenty years. He was raised in Hong Kong and was educated in U.S.A. with Ph.D. from Harvard University, Master’s from U.C.L.A. and baccalaureate from the University of Wisconsin. Dr. Wong serves on the Board of Directors of the United Commercial Bank, other NASDAQ companies and certain technology ventures in the San Francisco area and overseas, and previously for other California financial institutions. He has been advisor/consultant, and specialist/strategist to various organizations, corporations, government agencies, business enterprises in the U.S., Canada, Europe and Asia. Dr. Wong has been appointed Chief Expert Advisor for the City Government of Beijing HaiDian, where the Silicon Valley of China, Zhong Guan Cun, is situated. He also serves as director of one of the top ten software companies in Shanghai. He has assisted companies in the negotiation of businesses transactions, technology transfer, mergers and acquisitions. Representing various investment groups, he has run his own San Francisco management companies in real estate, consulting, and investment management with over 35 employees. He speaks, reads and writes fluent Chinese in four dialects.

(d) Appointment of Officers

Effective August 16, 2006, the newly appointed directors described above in Item 5.02(c) appointed the following persons as executive officers of Cyber, with the respective titles as set forth opposite his or her name below:

Name of Officer	Title/Position
Kwok Chung	President and Chief Executive Officer
Sze Po Nei	Chief Financial Officer, Treasurer and Secretary

The business background and family relationship descriptions of the officers and directors are described above. The related transactions of Mr. Kwok Chung (also known as “Andy Kwok”) and Ms. Sze Po Nei (also known as “Pauline Sze”) in connection with Infosmart, which after the Closing of the Exchange and Financing Transactions described above, became a subsidiary of Cyber, is described below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS:

Advances from Related Parties

Advances from certain related parties to Infosmart’s working capital are as follows:

	As of December 31,
	2005	2004

External Scene	$-	$129,000
Tech Power Resources Company, which is controlled by minority interest, Ms. Li Woon Che (before the Reorganization) of ISTL	-	96,448
Mega Century	-	$490,549
Prime Corporate	2,217,054	906,209
Rise Tech	-	154,317
Andy Kwok	-	384,961
Tony Wong	-	1,189,370

	$2,217,054	$3,350,854

The above advances are interest-free, unsecured and all of the related parties have undertaken not to demand repayment in the next twelve months. As of December 31, 2005, the amounts originally due to Tony Wong, Eternal Scene and Pauline Sze, which amounted to $3,870, $129,000 and $1,707,348, respectively, were assigned to Prime Corporate pursuant to consent letters dated the same date.

Related Party Material Transactions

Infosmart’s material transactions with related parties during the years ended December 31, 2005 and 2004 included:

	Year ended December 31,
	2005	2004

Sales of raw materials to Mega Century at costs actual incurred	$29,197	$499,217
Purchases of finished goods from Mega Century at market prices	24,667	1,292,156
Sales of finished goods to Mega Century at market Prices	-	26,040
Factory rentals received from Mega Century at market rentals	2,572	17,873
Machinery rentals received from Mega Century at market rentals	-	481,500
Quarters rentals paid to Eternal Scene at market rentals	-	$62,274

Mega Century Limited, a Hong Kong company (“Mega Century”), is a company formerly controlled by Ms. Pauline Sze. However, only the transactions with Mega Century up to February 7, 2005 are regarded as related party transactions as the management considers that Mega Century was no longer a related party following the transfer of entire interest in Mega Century by Ms. Sze and her family members.

Reorganization Related Transactions

On October 20, 2005, Infosmart and its subsidiaries (including IS Technology, IS International and IS Media) reorganized their corporate structure (the “Infosmart Reorganization”).

Immediately before the Reorganization, the 20,000 fully-paid issued and outstanding shares of IS Technology were held as follows: (a) 14,255 shares held by Eternal Scene International Limited (“Eternal Scene”) (an entity controlled by Infosmart CFO and Director Sze Po Nei (“Pauline Sze”)); (b) 4,245 shares held by Infosmart CEO and Director Mr. Kwok Chung (“Andy Kwok”) and (c) 1,500 shares held in trust by Ms. Li Woon Che (“Ms. Li”) for the benefit of Ms. Lui Sau Wan (“Ms. Lui”), representing approximately 71.3%, 21.2% and 7.5% of the entire issued common stock of ISTL, respectively. On October 19, 2005, IS Technology increased its authorized share capital to 5,000,000 shares.

In connection with the Reorganization, on October 20, 2005, Prime Corporate Developments Limited (“Prime Corporate”), a company solely owned and controlled by Pauline Sze, converted $617,287 (equivalent to HK$4,800,000) in outstanding loans to IS Technology into 4,800,000 shares of IS Technology’s voting common stock, par value $0.13 (equivalent to HK$1) per share. Prime Corporate then directed IS Technology to issue 4,799,999 IS Technology shares to Infosmart and one (1) IS Technology share to be held in trust by Mr. Wong Hiu Ming (“Tony Wong”) for the benefit of Prime Corporate, the husband of Pauline Sze, instead of issuing such shares to Prime Corporate.

Further, following the conversion, Infosmart also acquired the remaining 20,000 outstanding and issued shares of IS Technology stock as follows:

1.	Infosmart acquired the 14,255 IS Technology shares previously held by Eternal Scene in exchange for a cash payment of HK$14,255 or approximately US$1,827.

2.
Mr. Kwok agreed to transfer his 4,245 IS Technology shares to Infosmart in exchange for an issuance to him by Infosmart of 43 shares of Infosmart stock. After transferring his 4,245 IS Technology shares to Infosmart, Mr. Kwok then assigned his right to receive the 43 Infosmart shares to Prime Fortune Enterprises Limited (“Prime Fortune”). All of the 1,000 fully-paid issued and outstanding shares of Prime Fortune’s stock are held as follows: 713 shares by Prime Corporate, 212 shares by Mr. Kwok, and 75 shares by Ms. Lui.

3.
Ms. Li, who held the 1,500 IS Technology shares in trust for the benefit of Ms. Lui, agreed to transfer 1,500 IS Technology shares in exchange for an issuance to her by Infosmart of 15 shares of Infosmart stock. After transferring the 1,500 IS Technology shares to Infosmart, Ms. Li then waived her right to receive the 15 Infosmart shares.

Immediately before the Reorganization, the 200 fully-paid issued shares of IS International were held as follows: (a) 161 shares by Prime Corporate Developments Limited (“Prime Corporate”), an entity controlled by Infosmart CFO and Director Pauline Sze, Prime Corporate’s sole shareholder; (b) 24 shares by Rise Tech Holdings Limited (“Rise Tech”); and (c) 15 shares held in trust by Ms. Li for the benefit of Ms. Lui, representing 80.5%, 12.0% and 7.5% of the entire issued common stock of IS International. Infosmart acquired all 200 issued and outstanding shares of IS Technology stock as follows:

1.
Prime Corporate agreed to transfer its 161 IS International shares to Infosmart in exchange for an issuance to Prime Corporate by Infosmart of 161 shares of Infosmart stock to Prime Corporate (including an issuance of one (1) share to Tony Wong, to hold in trust for the benefit of Prime Corporate). After transferring its 161 IS Technology shares to Infosmart, Prime Corporate then assigned its right to receive the 161 Infosmart shares to Prime Fortune.

2.
Rise Tech agreed to transfer its 24 IS International shares to Infosmart in exchange for an issuance to Rise Tech by Infosmart of 24 shares of Infosmart stock. After transferring its 24 IS Technology shares to Infosmart, Rise Tech then waived its right to receive the 24 Infosmart shares.

3.
Ms. Li, who held the 15 IS International shares in trust for the benefit of Ms. Lui, agreed to transfer 15 IS International shares in exchange for an issuance to Ms. Li by Infosmart of 15 shares of Infosmart stock. After transferring the 15 IS Technology shares to Infosmart, Ms. Li then assigned her right to receive the 15 Infosmart shares to Prime Fortune.

Thus, after the Reorganization, Infosmart beneficially owned all 4,820,000 shares of issued and outstanding shares IS Technology stock, and all 200 shares of issued and outstanding shares IS International stock. IS Technology owns all of the issued and outstanding shares of IS Media’s stock.

Further, as described above, the following persons assigned the rights to receive a total of 219 Infosmart shares to Prime Fortune, as follows: (1) Mr. Kwok, 43 shares; (2) Ms. Li, 15 shares; and (3) Prime Corporate, 161 shares. Rather than being issued the 219 Infosmart shares, Prime Fortune agreed to waive its rights to all 219 Infosmart shares in exchange for the issuance of one (1) share of Infosmart stock, which was the only issued and outstanding share of Infosmart stock following the Reorganization. Thus, following the Infosmart Reorganization, Prime Fortune became the owner of 100% of the voting power in Infosmart.

Re-structuring Related Transactions

In August 2006, the board of directors of both Prime and Infosmart decided to re-structure certain shareholdings in Infosmart, so that after the re-structuring, Prime would no longer own 100% of Infosmart’s issued capital shares and so that Prime Corporate, Kwok Chung and Lui Sau Wan would replace Prime as the direct owners of 100% of the issued capital shares and equity ownership of Infosmart (the “Re-structuring”).

Prior to the Re-structuring, Prime owned 100% of the issued capital shares of Infosmart, which consisted on one (1) issued capital share, and Prime’s issued capital shares were owned as follows: 713 shares held by Prime Corporate, 212 shares held by Kwok Chung, and 75 shares held by Lui Sau Wan. On August 11, 2006, and in connection with the Re-structuring, Prime’s board of directors approved resolutions for Prime to transfer the one (1) issued capital share of Infosmart owned by Prime to Prime shareholder Kwok Chung in exchange for a cash payment of $1.00 (the “Prime Transfer”), and that pursuant to such resolutions, Prime transferred the one Infosmart share to Kwok Chung on August 11, 2006 in exchange for the $1.00 cash payment.

Further, on August 11, 2006 and concurrent with the Prime Transfer, the Company’s Board approved resolutions for the issuance of 999 new shares in Infosmart to Prime Corporate Developments Limited (“Prime Corporate”), Kwok Chung and Lui Sau Wan, as follows: 713 shares to Prime Corporate, 211 shares to Kwok Chung, and 75 shares to Lui Sau Wan, in exchange for a cash payment by Prime Corporate, Kwok Chung and Lui Sau Wan of $1.00 per Infosmart share that each receives (the “Infosmart Share Issuance”) or an aggregate total payment of $999 for such shares, and that on August 11, 2006, the Company issued the 999 Infosmart shares, in amounts as described above, to Prime Corporate, Kwok Chung and Lui Sau Wan and, in exchange, received the $999 cash payment, pursuant to such resolutions.

As a result of and immediately after the Prime Transfer and the Infosmart Share Issuance, Prime Corporate, Kwok Chung and Lui Sau Wan became the owners of 100% of the issued capital shares of Infosmart, with each of them owning the same number of Infosmart shares as the number of Prime shares that each currently owns.

Other Related Transactions

For the period December 31, 2005 through the Closing of the Exchange Agreement, Prime Corporate Developments Limited, a Company shareholder and a related entity solely owned by Infosmart’s CFO and Director Ms. Pauline Sze, has loaned approximately $384,615 to Infosmart in connection with the construction of the Discobras manufacturing facility that Infosmart is building in Brazil.

EMPLOYMENT AGREEMENTS OF THE EXECUTIVE OFFICERS

The following are summaries of Infosmart’s employment agreements with its executive officers and/or directors, which Cyber plans to assume following the Closing of the Exchange:

Infosmart entered into a Letter of Appointment agreement with Mr. Andy Kwok on June 1, 2006. Effective June 1, 2006, Mr. Kwok was appointed Chief Executive Officer and Director of Infosmart and his base monthly salary is HK$60,000 per month or approximately US$7,772 per month. Such salary is subject to an annual review by the Board of Directors (“Board”) at a time determined by the Board. Under the terms of the agreement, Mr. Kwok is also entitled to receive reimbursements for all reasonable business, office personnel, company-related entertainment and travel expenses that he incurs or he pays for on behalf of the Company.

Infosmart entered into a Letter of Appointment agreement with Mr. Andrew Chang on July 1, 2006. Effective July 1, 2006, Mr. Chang was appointed Chairman and Director of Infosmart and his base monthly salary is HK$50,000 per month or approximately US$6,435 per month. Such salary is subject to an annual review by the Board of Directors (“Board”) at a time determined by the Board. Under the terms of the agreement, Mr. Chang is also entitled to receive reimbursements for all reasonable business, office personnel, company-related entertainment and travel expenses that he incurs or he pays for on behalf of the Company.

Infosmart entered into a Letter of Appointment agreement with Ms. Pauline Sze on June 1, 2006. Effective June 1, 2006, Mr. Sze was appointed Chief Financial Officer and Director of Infosmart and his base monthly salary is HK$50,000 per month or approximately US$6,435 per month. Such salary is subject to an annual review by the Board of Directors (“Board”) at a time determined by the Board. Under the terms of the agreement, Ms. Sze is also entitled to receive reimbursements for all reasonable business, office personnel, company-related entertainment and travel expenses that she incurs or she pays for on behalf of the Company.

All of the above-described Letters of Appointment agreements state the officer and/or directors employment may be terminated immediately, without Company prior notice or payment in lieu of notice if at any time the officer and or director (1) becomes physically or mentally disabled whether totally or partially so that he is substantially unable to perform his duties for a period of or for 30 days in the aggregate in any period of six consecutive months, (2) is convicted of a criminal offense, except one which in the reasonable of the Board does not affect his position with the Company at the time of such conviction, (3) commits repeated or continued (after warning) any persistent or material breach of the employment agreement; (4) is guilty of willful neglect in discharging his duties or commits any grave misconduct which in the absolute opinion of the Board tends to bring himself or the Company into disrepute; or (5) commits an act of bankruptcy or compounded with his creditors generally or is guilty of conduct which would make his continued appointment prejudicial to the interests of the Company. Further, the agreements provide for employee insurance, mandatory provident fund benefits and, after completion of the three-month probation period, medical insurance. These agreements also contain restrictive covenants preventing competition with Infosmart during their employment and for a period of 12 months after termination, and also covenants preventing the use of confidential business information, except in connection with the performance of their duties for the Company, during or at any time after termination of their employment.

[The remainder of this page is left blank intentionally.]

Item 9.01 Financial Statement and Exhibits.

(a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

None.

(b)   PRO FORMA FINANCIAL INFORMATION.

None.

(c)   EXHIBITS

EXHIBIT INDEX

Exhibit Number 16	Description Letter dated August 22, 2006 of Corbin & Company, LLP.
17.1	Letter of Resignation from Kevin R. Keating to the Board of Directors
17.2	Letter of Resignation of directors Jeff Andrews, Margie Blackwell and Luca Toscani to the Board of Directors
10.19	Appointment Letter Agreement by and among Sze Po Nei and Infosmart Group Limited dated June 1, 2006 (1)
10.20	Appointment Letter Agreement by and among Andrew Chang and Infosmart Group Limited dated July 1, 2006 (1)
10.21	Appointment Letter Agreement by and among Kwok Chung and Infosmart Group Limited dated July 1, 2006 (1)
-------------------------
(1) Filed as an exhibit to Current Report on Form 8-K filed by the Company concurrently with this Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER MERCHANTS EXCHANGE INC.

Date: August 23, 2006	By:	/s/ Kwok Chung
Kwok Chung
Chief Executive Officer